Exhibit 99.1

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Quarter Ended June 30, 2010

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Quarter Ended June 30, 2010

TABLE OF CONTENTS

Corporate
Company Background	1

Supplemental Financial Information
Operating and Financial Information	3
Consolidated Statements of Operations	4
Consolidated Balance Sheets	5
Unconsolidated Real Estate Entities Statements of Operations	6
Unconsolidated Real Estate Entities Balance Sheets	7
Pro-Rata Consolidated Statements of Operations (Non-GAAP)	8
Pro-Rata Consolidated Balance Sheets (Non-GAAP)	10
Earnings Before Depreciation, Amortization and Taxes (EBDT) (Non-GAAP)	11
After Tax Cash Flow (ATCF) (Non-GAAP)	13
Investment Advisory, Management, Leasing and Development Services	15
Portfolio Data	17
Debt Summary	21
Capital Structure	23
Other Information	24

This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.

Supplemental Financial Information

COMPANY BACKGROUND

Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier properties, property development and redevelopment, and investment and property management activities.

Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of June 30, 2010, we own interests in and asset manage 27 operating properties with 13.2 million rentable square feet and provide leasing, asset and/or property management services on behalf of third parties for an additional five operating properties with 2.6 million rentable square feet.

Our Investment Management Platform

Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.

TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $118.8 million is unfunded. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”) has a 25.0% interest, currently owns twelve office properties. The joint venture also holds a 25.0% interest in a separate joint venture which owns an additional ten office properties in Austin, Texas.

Our Fee Services

We have been engaged by NBC Universal (“NBCU”) to entitle and master plan approximately 124 acres on their Universal Studios Hollywood backlot for housing and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space.

We have been engaged by Korean Air, a subsidiary of Hanjin Group, as a fee developer for the entitlement, design and redevelopment of the 2.7 acre Wilshire Grand property in downtown Los Angeles, for which we are proposing the development of two buildings to include approximately 1.5 million square feet of office, 560 hotel rooms, and up to 100 residential condominiums, with supporting retail and restaurant uses, for a total project size of up to approximately 2.5 million gross square feet. We earn a monthly developer fee on this project.

We have been engaged by the County of Los Angeles to provide consulting services to assist with certain real estate rehabilitation and/or development projects associated with real property owned by the County.

Significant Recent Events

During the second quarter, we continued to sell condominium residences at Murano, and closed the sales of 10 units during the quarter, resulting in a reduction of approximately $4.8 million in our construction loan balance. Since June 30, 2010, we have closed the sales of an additional 4 units, and we have 3 units under contract of sale. Once these sales are closed, our inventory of unsold condominium residences will be 85 units, 76 of which are on high-rise floors with superior views.

Subsequent to June 30, 2010, we refinanced loan obligations at four projects owned by our TPG/CalSTRS joint venture including City National Plaza (“CNP”) in Los Angeles, and three projects in Houston (2500 City West, San Felipe Plaza and Brookhollow Central). All had debt scheduled to mature in July or August of this year. The ratio of loan to estimated lenders’ value for these four projects averaged 50%.

•

On July 6, 2010, a new non-recourse first mortgage loan in the amount of $350.0 million was made jointly by Metropolitan Life Insurance Company and the New York State Teachers’ Retirement System to a subsidiary of TPG/CalSTRS that owns CNP. The loan bears interest at a fixed rate of 5.9% and is for a term of ten years, maturing on July 1, 2020. Also effective July 6, 2010, CalSTRS converted the CNP mezzanine debt of $219.0 million into an increased equity interest in TPG/CalSTRS solely with respect to the joint venture’s ownership interest in CNP, resulting in an increase in CalSTRS’ percentage interest in CNP from 75.0% to 92.1% and a reduction in TPG’s percentage interest in CNP from 25.0% to 7.9%.

•

On July 21, 2010, a new mortgage loan on 2500 CityWest in the amount of $65.0 million was made by The Northwestern Mutual Life Insurance Company. The loan bears interest at a fixed rate of 5.5% and is for a term of 9.3 years, maturing in December 2019. These loan proceeds and borrower equity percentage were used to pay off the prior loan obligations of $84.1 million, which were retired for $81.0 million pursuant to a discounted payoff agreement.

Thomas Properties Group, Inc.

Supplemental Financial Information

COMPANY BACKGROUND – CONTINUED

•

On July 21, 2010, a new mortgage loan on San Felipe Plaza in the amount of $110.0 million was made by Metropolitan Life Insurance Company. The loan bears interest at a fixed rate of 4.8% and is for a term of 8.3 years, maturing in December 2018. These loan proceeds and borrower equity were used to pay off the prior loan obligations of $117.7 million, which were retired for $116.0 million pursuant to a discounted payoff agreement.

•

On July 21, 2010, a new mortgage loan on Brookhollow Central, a three-building complex, in the amount of $55.0 million was made by Wells Fargo Bank. At closing, $37.0 million of the loan was funded, with an additional $3.0 million to be funded ratably on a quarterly basis over three years and $15.0 million available for future funding of construction costs related to the redevelopment of Building I. The loan bears interest at LIBOR plus 2.6% and is for a three-year term plus two one-year extensions, subject to certain conditions, to mature upon final extension in July 2015. These loan proceeds and borrower equity were used to pay off the prior loan obligations of $48.9 million.

Also subsequent to quarter end, on July 26, 2010, our Murano partnership extended the condominium construction loan with Corus Construction Venture, LLC, for one year to July 31, 2011, with the right to two six-month extensions. The loan will bear interest at the greater of 9.5% or three month LIBOR plus 3.25%.

Thomas Properties Group, Inc.

Supplemental Financial Information

OPERATING AND FINANCIAL INFORMATION

Financial Measures

This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. We believe this information provides useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.

Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets

Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method in this supplemental financial information.

Earnings Before Depreciation, Amortization and Taxes (EBDT) and After Tax Cash Flow (ATCF)

EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. However our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.

See pages 11 and 12 for a discussion of EBDT and a reconciliation of EBDT to net income (loss) and pages 13 and 14 for a discussion of ATCF and a reconciliation of ATCF to net income (loss).

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenues:
Rental	$7,240	$7,707	$14,488	$15,114
Tenant reimbursements	5,461	5,634	10,500	11,585
Parking and other	794	836	1,798	1,585
Investment advisory, management, leasing and development services	1,966	2,912	3,949	4,536
Investment advisory, management, leasing and development services-unconsolidated real estate entities	3,949	3,940	7,453	7,841
Reimbursement of property personnel costs	1,398	1,175	2,810	2,788
Condominium sales	5,169	—	9,322	—

Total revenues	25,977	22,204	50,320	43,449

Expenses:
Property operating and maintenance	6,459	6,371	12,711	12,503
Real estate taxes	1,715	1,710	3,476	3,484
Investment advisory, management, leasing and development services	2,675	2,930	5,034	5,839
Reimbursable property personnel costs	1,398	1,175	2,810	2,788
Cost of condominium sales	3,779	—	6,797	—
Interest	4,739	6,827	9,548	13,628
Depreciation and amortization	3,503	3,172	6,973	6,365
General and administrative	2,821	3,937	6,496	8,373

Total expenses	27,089	26,122	53,845	52,980

Gain from extinguishment of debt	—	—	—	509
Interest income	29	113	38	253
Equity in net (loss) income of unconsolidated real estate entities	(636)	(580)	(1,476)	2,508

Loss before income taxes and noncontrolling interests	(1,719)	(4,385)	(4,963)	(6,261)
Provision for income taxes	(196)	(453)	(355)	(238)

Net loss	(1,915)	(4,838)	(5,318)	(6,499)
Noncontrolling interests’ share of net loss:
Unitholders in the Operating Partnership	483	1,232	1,509	1,450
Partners in consolidated real estate entities	(33)	860	(77)	2,129

	450	2,092	1,432	3,579

TPGI share of net loss	$(1,465)	$(2,746)	$(3,886)	$(2,920)

Loss per share-basic and diluted	$(0.04)	$(0.11)	$(0.12)	$(0.12)
Weighted average common shares-basic and diluted	34,202,493	24,889,637	32,324,977	24,860,936

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$271,656	$276,603
Land improvements – development properties	95,214	95,558

	366,870	372,161

Condominium units held for sale	58,051	64,101
Improved land held for sale	4,567	4,508
Investments in unconsolidated real estate entities	15,019	14,458
Cash and cash equivalents, unrestricted	43,373	35,935
Restricted cash	6,950	12,071
Rents and other receivables, net	1,739	2,073
Receivables from unconsolidated real estate entities	2,515	2,010
Above market rents, net	727	838
Deferred rents	13,856	12,954
Deferred leasing and loan costs, net	13,856	15,375
Deferred tax asset, net of valuation allowance	15,390	17,644
Other assets, net	7,190	5,275

Total assets	$550,103	$559,403

	June 30, 2010	December 31, 2009
	(unaudited)	(audited)
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other secured loans	$306,601	$318,236
Accounts payable and other liabilities	9,699	15,260
Unrecognized tax benefits	17,707	19,639
Below market rents, net	564	674
Prepaid rent and deferred revenue	2,805	3,249

Total liabilities	337,376	357,058

Equity:
Stockholders’ equity:
Common stock	354	308
Limited voting stock	138	138
Additional paid-in capital	200,643	185,344
Retained deficit and dividends including $46 and $74 of other comprehensive loss as of June 30, 2010 and December 31, 2009, respectively	(53,252)	(49,394)

Total stockholders’ equity	147,883	136,396
Noncontrolling interests:
Unitholders in the Operating Partnership	61,523	63,042
Partners in consolidated real estate entities	3,321	2,907

Total noncontrolling interests	64,844	65,949

Total equity	212,727	202,345

Total liabilities and equity	$550,103	$559,403

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

The following are the combined statements of operations of our unconsolidated real estate entities for the three and six months ended June 30, 2010 and 2009.

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenues:
Rental	$50,403	$52,679	$101,156	$105,031
Tenant reimbursements	21,723	22,706	43,295	44,970
Parking and other	6,966	7,252	13,799	14,080

Total revenues	79,092	82,637	158,250	164,081

Expenses:
Property operating and maintenance	30,466	30,189	60,312	59,357
Real estate and other taxes	10,454	11,189	20,902	22,290
Interest	26,422	25,440	51,715	52,966
Depreciation and amortization	28,717	30,468	57,813	61,498

Total expenses	96,059	97,286	190,742	196,111

Loss from continuing operations	(16,967)	(14,649)	(32,492)	(32,030)
Gain on extinguishment of debt	—	—	—	67,017
Interest income	18	66	37	183
Income from discontinued operations	—	3	—	3

Net (loss) income	$(16,949)	$(14,580)	$(32,455)	$35,173

TPGI share of equity in net (loss) income of unconsolidated real estate entities	$(636)	$(580)	$(1,476)	$2,508

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS

(in thousands)

(unaudited)

The following are the combined balance sheets of our unconsolidated real estate entities as of June 30, 2010 and December 31, 2009.

	June 30, 2010	December 31, 2009
ASSETS
Investments in real estate, net	$2,187,537	$2,224,709
Land held for sale	3,888	3,853
Cash and cash equivalents, unrestricted	11,501	24,918
Restricted cash	111,537	93,434
Rents and other receivables, net	3,811	3,546
Above market rents, net	1,755	2,117
Deferred rents	84,885	79,960
Deferred leasing and loan costs, net	132,447	144,287
Other assets	17,150	7,258

Total assets	$2,554,511	$2,584,082

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$2,231,589	$2,217,118
Accounts and interest payable and other liabilities	78,383	98,401
Below market rents, net	55,024	62,527

Total liabilities	2,364,996	2,378,046

Equity	189,515	206,036

Total liabilities and equity	$2,554,511	$2,584,082

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated statements of operations of TPGI for the three months ended June 30, 2010 and 2009, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended June 30, 2010			For the three months ended June 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,240	$9,723	$16,963	$7,707	$10,052	$17,759
Tenant reimbursements	5,461	3,760	9,221	5,634	3,848	9,482
Parking and other	794	1,325	2,119	836	1,326	2,162
Investment advisory, management, leasing and development services	1,966	—	1,966	2,912	—	2,912
Investment advisory, management, leasing and development services- unconsolidated real estate entities	3,949	129	4,078	3,940	61	4,001
Reimbursement of property personnel costs	1,398	—	1,398	1,175	—	1,175
Condominium sales	5,169	—	5,169	—	—	—

Total revenues	25,977	14,937	40,914	22,204	15,287	37,491

Expenses:
Property operating and maintenance	6,459	5,307	11,766	6,371	5,293	11,664
Real estate and other taxes	1,715	1,713	3,428	1,710	1,845	3,555
Investment advisory, management, leasing and development services	2,675	—	2,675	2,930	—	2,930
Reimbursable property personnel costs	1,398	—	1,398	1,175	—	1,175
Cost of condominium sales	3,779	—	3,779	—	—	—
Interest	4,739	4,298	9,037	6,827	4,034	10,861
Depreciation and amortization	3,503	4,335	7,838	3,172	4,756	7,928
General and administrative	2,821	—	2,821	3,937	—	3,937

Total expenses	27,089	15,653	42,742	26,122	15,928	42,050

Gain on extinguishment of debt	—	—	—	—	—	—
Interest income	29	80	109	113	60	173
Equity in net (loss) income of unconsolidated real estate entities	(636)	636	—	(580)	580	—

Loss before income taxes and noncontrolling interests	(1,719)	—	(1,719)	(4,385)	(1)	(4,386)
Provision for income taxes	(196)	—	(196)	(453)	—	(453)

Net loss	(1,915)	—	(1,915)	(4,838)	(1)	(4,839)
Noncontrolling interests’ share of net loss:
Unitholders in the Operating Partnership	483	—	483	1,232	—	1,232
Partners in consolidated real estate entities	(33)	—	(33)	860	—	860

	450	—	450	2,092	—	2,092

Loss before income from discontinued operations	(1,465)	—	(1,465)	(2,746)	(1)	(2,747)
Income from discontinued operations	—	—	—	—	1	1

TPGI share of net loss	$(1,465)	$—	$(1,465)	$(2,746)	$—	$(2,746)

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP) – CONTINUED

(in thousands)

(unaudited)

The following are the pro-rata consolidated statements of operations of TPGI for the six months ended June 30, 2010 and 2009, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the six months ended June 30, 2010			For the six months ended June 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$14,488	$19,544	$34,032	$15,114	$20,005	$35,119
Tenant reimbursements	10,500	7,456	17,956	11,585	7,584	19,169
Parking and other	1,798	2,580	4,378	1,585	2,603	4,188
Investment advisory, management, leasing and development services	3,949	—	3,949	4,536	—	4,536
Investment advisory, management, leasing and development services- unconsolidated real estate entities	7,453	205	7,658	7,841	111	7,952
Reimbursement of property personnel costs	2,810	—	2,810	2,788	—	2,788
Condominium sales	9,322	—	9,322	—	—	—

Total revenues	50,320	29,785	80,105	43,449	30,303	73,752

Expenses:
Property operating and maintenance	12,711	10,531	23,242	12,503	10,413	22,916
Real estate and other taxes	3,476	3,420	6,896	3,484	3,678	7,162
Investment advisory, management, leasing and development services	5,034	—	5,034	5,839	—	5,839
Reimbursable property personnel costs	2,810	—	2,810	2,788	—	2,788
Cost of condominium sales	6,797	—	6,797	—	—	—
Interest	9,548	8,331	17,879	13,628	8,153	21,781
Depreciation and amortization	6,973	9,134	16,107	6,365	9,828	16,193
General and administrative	6,496	—	6,496	8,373	—	8,373

Total expenses	53,845	31,416	85,261	52,980	32,072	85,052

Gain on extinguishment of debt	—	—	—	509	4,189	4,698
Interest income	38	155	193	253	87	340
Equity in net (loss) income of unconsolidated real estate entities	(1,476)	1,476	—	2,508	(2,508)	—

Loss before income taxes and noncontrolling interests	(4,963)	—	(4,963)	(6,261)	(1)	(6,262)
Provision for income taxes	(355)	—	(355)	(238)	—	(238)

Net loss	(5,318)	—	(5,318)	(6,499)	(1)	(6,500)
Noncontrolling interests’ share of net loss:
Unitholders in the Operating Partnership	1,509	—	1,509	1,450	—	1,450
Partners in consolidated real estate entities	(77)	—	(77)	2,129	—	2,129

	1,432	—	1,432	3,579	—	3,579

Loss before income from discontinued operations	(3,886)	—	(3,886)	(2,920)	(1)	(2,921)
Income from discontinued operations	—	—	—	—	1	1

TPGI share of net loss	$(3,886)	$—	$(3,886)	$(2,920)	$—	$(2,920)

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated balance sheets of TPGI as of June 30, 2010 and December 31, 2009, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	June 30, 2010			December 31, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$366,870	$356,796	$723,666	$372,161	$363,206	$735,367
Investments in unconsolidated real estate entities	15,019	(15,019)	—	14,458	(14,458)	—
Condominium units held for sale	58,051	—	58,051	64,101	—	64,101
Land held for sale	4,567	972	5,539	4,508	963	5,471
Cash and cash equivalents, unrestricted	43,373	2,233	45,606	35,935	2,966	38,901
Restricted cash	6,950	25,935	32,885	12,071	22,341	34,412
Rents and other receivables, net	4,254	711	4,965	4,083	790	4,873
Above market rents, net	727	404	1,131	838	474	1,312
Deferred rents	13,856	18,605	32,461	12,954	17,814	30,768
Deferred leasing and loan costs, net	13,856	22,247	36,103	15,375	24,025	39,400
Deferred tax asset, net of valuation allowance	15,390	—	15,390	17,644	—	17,644
Other assets	7,190	3,850	11,040	5,275	1,458	6,733

Total assets	$550,103	$416,734	$966,837	$559,403	$419,579	$978,982

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$306,601	$397,202	$703,803	$318,236	$397,754	$715,990
Accounts payable and other liabilities	9,699	12,266	21,965	15,260	13,946	29,206
Unrecognized tax benefits	17,707	—	17,707	19,639	—	19,639
Below market rents, net	564	5,148	5,712	674	5,817	6,491
Prepaid rent and deferred revenue	2,805	2,118	4,923	3,249	2,062	5,311

Total liabilities	337,376	416,734	754,110	357,058	419,579	776,637

Noncontrolling interests	64,844	—	64,844	65,949	—	65,949
Total stockholders’ equity	147,883	—	147,883	136,396	—	136,396

Total liabilities and equity	$550,103	$416,734	$966,837	$559,403	$419,579	$978,982

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Net Loss to EBDT:

	For the three months ended June 30, 2010			For the three months ended June 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(1,465)	$—	$(1,465)	$(2,746)	$—	$(2,746)
Income tax provision	196	—	196	453	—	453
Noncontrolling interests – unitholders in the Operating Partnership	(483)	—	(483)	(1,232)	—	(1,232)
Depreciation and amortization	3,503	4,335	7,838	3,172	4,756	7,928
Amortization of loan costs	227	169	396	85	178	263

EBDT	$1,978	$4,504	$6,482	$(268)	$4,934	$4,666

TPGI share of EBDT (1)	$1,391	$3,219	$4,610	$(150)	$3,250	$3,100

EBDT per share – basic			$0.13			$0.12

EBDT per share – diluted			$0.13			$0.12

Weighted average common shares outstanding – basic			34,202,493			24,889,637

Weighted average common shares outstanding – diluted			34,472,138			24,889,637

(1)	Based on an interest in our operating partnership of 71.23% and 64.65% for the three months ended June 30, 2010 and 2009, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP) – CONTINUED

(in thousands, except share and per share data)

(unaudited)

We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Net Loss to EBDT:

	For the six months ended June 30, 2010			For the six months ended June 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(3,886)	$—	$(3,886)	$(2,920)	$—	$(2,920)
Income tax provision	355	—	355	238	—	238
Noncontrolling interests – unitholders in the Operating Partnership	(1,509)	—	(1,509)	(1,450)	—	(1,450)
Depreciation and amortization	6,973	9,134	16,107	6,365	9,828	16,193
Amortization of loan costs	483	336	819	170	492	662

EBDT	$2,416	$9,470	$11,886	$2,403	$10,320	$12,723

TPGI share of EBDT (1)	$1,693	$6,635	$8,328	$1,560	$6,698	$8,258

EBDT per share – basic			$0.26			$0.33

EBDT per share – diluted			$0.26			$0.33

Weighted average common shares outstanding – basic			32,324,977			24,860,936

Weighted average common shares outstanding – diluted			32,559,488			24,860,936

(1)	Based on an interest in our operating partnership of 70.07% and 64.90% for the six months ended June 30, 2010 and 2009, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Reconciliation of Net Loss to ATCF:

	For the three months ended June 30, 2010			For the three months ended June 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(1,465)	$—	$(1,465)	$(2,746)	$—	$(2,746)
Income tax provision	196	—	196	453	—	453
Noncontrolling interests – unitholders in the Operating Partnership	(483)	—	(483)	(1,232)	—	(1,232)
Depreciation and amortization	3,503	4,335	7,838	3,172	4,756	7,928
Amortization of loan costs	227	169	396	85	178	263
Non-cash compensation expense	(329)	—	(329)	665	—	665
Straight-line rent adjustments	(252)	(212)	(464)	(173)	(528)	(701)
Adjustments to reflect the fair market value of rent	1	(302)	(301)	20	(343)	(323)

ATCF before income taxes	$1,398	$3,990	$5,388	$244	$4,063	$4,307

TPGI share of ATCF before income taxes (1)	$984	$2,852	$3,836	$193	$2,678	$2,871
TPGI income tax expense-current	(34)	—	(34)	(43)	—	(43)

TPGI share of ATCF	$950	$2,852	$3,802	$150	$2,678	$2,828

ATCF per share – basic			$0.11			$0.11

ATCF per share – diluted			$0.11			$0.11

Weighted average common shares outstanding – basic			34,202,493			24,889,637

Weighted average common shares outstanding – diluted			34,472,138			24,889,637

(1)	Based on an interest in our operating partnership of 71.23% and 64.65% for the three months ended June 30, 2010 and 2009, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (NON-GAAP) – CONTINUED

(in thousands, except share and per share data)

(unaudited)

We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Reconciliation of Net Loss to ATCF:

	For the six months ended June 30, 2010			For the six months ended June 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(3,886)	$—	$(3,886)	$(2,920)	$—	$(2,920)
Income tax provision	355	—	355	238	—	238
Noncontrolling interests – unitholders in the Operating Partnership	(1,509)	—	(1,509)	(1,450)	—	(1,450)
Depreciation and amortization	6,973	9,134	16,107	6,365	9,828	16,193
Amortization of loan costs	483	336	819	170	492	662
Non-cash compensation expense	179	—	179	1,603	—	1,603
Straight-line rent adjustments	(792)	(494)	(1,286)	81	(985)	(904)
Adjustments to reflect the fair market value of rent	1	(603)	(602)	28	(710)	(682)
Gain from extinguishment of debt	—	—	—	(509)	(4,189)	(4,698)

ATCF before income taxes	$1,804	$8,373	$10,177	$3,606	$4,436	$8,042

TPGI share of ATCF before income taxes (1)	$1,264	$5,867	$7,131	$2,340	$2,879	$5,219
TPGI income tax expense-current	(84)	—	(84)	(60)	—	(60)

TPGI share of ATCF	$1,180	$5,867	$7,047	$2,280	$2,879	$5,159

ATCF per share – basic			$0.22			$0.21

ATCF per share – diluted			$0.22			$0.21

Weighted average common shares outstanding – basic			32,324,977			24,860,936

Weighted average common shares outstanding – diluted			32,559,488			24,860,936

(1)	Based on an interest in our operating partnership of 70.07% and 64.90% for the six months ended June 30, 2010 and 2009, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES

(in thousands)

(unaudited)

Three months ended June 30, 2010	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of fees:
Wholly-owned properties	$396	$3	$50	$—	$449
Unconsolidated joint ventures	2,398	155	1,062	1,341	4,956
Consolidated joint venture	—	—	—	113	113
Non-owned properties	402	1,192	255	117	1,966

Total fees	$3,196	$1,350	$1,367	$1,571	7,484

Investment advisory, management, leasing and development services expenses					(2,675)

Net investment advisory, management, leasing and development services income					$4,809

Reconciliation to GAAP presentation:
Total fees					$7,484
Elimination of intercompany fee revenues					(1,569)

Investment advisory, management, leasing and development services revenues					$5,915

Three months ended June 30, 2009
Source of fees:
Wholly-owned properties	$416	$5	$408	$—	$829
Unconsolidated joint ventures	2,409	255	700	1,550	4,914
Consolidated joint venture	—	—	—	113	113
Non-owned properties	373	1,379	1,037	123	2,912

Total fees	$3,198	$1,639	$2,145	$1,786	8,768

Investment advisory, management, leasing and development services expenses					(2,930)

Net investment advisory, management, leasing and development services income					$5,838

Reconciliation to GAAP presentation:
Total fees					$8,768
Elimination of intercompany fee revenues					(1,916)

Investment advisory, management, leasing and development services revenues					$6,852

Thomas Properties Group, Inc.

Supplemental Financial Information

INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES – CONTINUED

(in thousands)

(unaudited)

Six months ended June 30, 2010	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of fees:
Wholly-owned properties	$777	$271	$161	$—	$1,209
Unconsolidated joint ventures	4,912	249	1,386	2,751	9,298
Consolidated joint venture	—	—	—	225	225
Non-owned properties	846	2,591	287	224	3,948

Total fees	$6,535	$3,111	$1,834	$3,200	14,680

Investment advisory, management, leasing and development services expenses					(5,034)

Net investment advisory, management, leasing and development services income					$9,646

Reconciliation to GAAP presentation:
Total fees					$14,680
Elimination of intercompany fee revenues					(3,278)

Investment advisory, management, leasing and development services revenues					$11,402

Six months ended June 30, 2009
Source of fees:
Wholly-owned properties	$849	$37	$455	$—	$1,341
Unconsolidated joint ventures	4,752	567	1,310	3,135	9,764
Consolidated joint venture	—	—	—	225	225
Non-owned properties	782	2,431	1,055	267	4,535

Total fees	$6,383	$3,035	$2,820	$3,627	15,865

Investment advisory, management, leasing and development services expenses					(5,839)

Net investment advisory, management, leasing and development services income					$10,026

Reconciliation to GAAP presentation:
Total fees					$15,865
Elimination of intercompany fee revenues					(3,488)

Investment advisory, management, leasing and development services revenues					$12,377

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA

Our Ownership Properties

		As of June 30, 2010			TPGI Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased (3)	TPGI Percentage Interest	Rentable Square Feet	Estimated Stabilized Net Operating Income (4)	Estimated Stabilized Net Operating Income-Cash Basis (5)	Expected Capital Expenditures to Complete Stabilization (6)	Loan Balance at June 30, 2010		Remaining Loan Capacity at June 30, 2010
Stabilized Properties
CityWestPlace	Houston, TX	1,473,020	99.0%	25.0%	368,255	$5,763	$5,278	$—	$53,350		$—
San Felipe Plaza	Houston, TX	980,472	87.0	25.0	245,118	3,423	3,186	—	29,425		—
2500 City West	Houston, TX	578,284	92.7	25.0	144,571	1,966	1,775	—	21,033		—
Research Park Plaza I and II	Austin, TX	271,882	94.7	6.3	16,993	317	292	—	3,219		—
Stonebridge Plaza II	Austin, TX	192,864	96.0	6.3	12,054	159	156	—	2,344		—
One Commerce Square	Philadelphia, PA	942,866	93.3	100.0	942,866	14,693	13,153	—	130,000		—
2121 Market Street (7)	Philadelphia, PA	22,136	100.0	50.0	11,068	1,028	1,028	—	9,168		—
Reflections II	Reston, VA	64,253	100.0	25.0	16,063	334	334	—	2,249		—

		4,525,777	94.0		1,756,988	27,683	25,202	—	250,788		—

Properties Projected to Stabilize in 2011
Two Commerce Square	Philadelphia, PA	953,276	85.2	100.0	953,276	16,308	15,791	12,720	107,862		—
Four Points Centre (Retail)	Austin, TX	6,600	—	100.0	6,600	80	80	168	—		—
One Congress Plaza	Austin, TX	518,385	88.2	6.3	32,399	659	616	477	8,001		—
Centerpointe I and II	Fairfax, VA	421,651	62.7	25.0	105,413	2,342	2,204	4,622	30,946		—

		1,899,912	80.7		1,097,688	19,389	18,691	17,987	146,809		—

Properties Projected to Stabilize in 2012
City National Plaza	Los Angeles, CA	2,496,084	82.7	25.0	624,020	14,800	13,958	7,098	141,999		—
Brookhollow Central I, II, and III	Houston, TX	806,004	65.5	25.0	201,501	2,618	2,396	8,653	12,266		—
Westech 360 I-IV	Austin, TX	175,529	51.9	6.3	10,971	163	163	332	7,358	(8)	—
Frost Bank Tower	Austin, TX	535,078	87.8	6.3	33,442	868	838	224	9,375		—
One American Center	Austin, TX	503,951	79.3	6.3	31,497	644	639	783	7,500		—
300 West 6th Street	Austin, TX	454,225	88.8	6.3	28,389	741	735	578	7,938		—
San Jacinto Center	Austin, TX	410,248	74.2	6.3	25,641	603	578	614	6,313		—
Four Points Centre (Office)	Austin, TX	192,062	18.3	100.0	192,062	3,084	3,059	8,400	24,335		9,700
Great Hills Plaza	Austin, TX	139,252	68.5	6.3	8,703	122	120	178	—	(8)	—
Fair Oaks Plaza	Fairfax, VA	179,688	85.8	25.0	44,922	893	864	903	11,075		—
Reflections I	Reston, VA	123,546	100.0	25.0	30,887	659	659	2,299	5,397		—

		6,015,667	77.6		1,232,035	25,195	24,009	30,062	233,556		9,700

Properties Projected to Stabilize in 2013
Park Centre	Austin, TX	203,193	84.0	6.3	12,700	185	190	351	—	(8)	—

		203,193	84.0		12,700	185	190	351	—		—

Total / Average		12,644,549	84.0%		4,099,411	$72,452	$68,092	$48,400	$631,153		$9,700

Properties Controlled by Special Servicer
Oak Hill Plaza	King of Prussia, PA	$164,360	94.9%	25.0%	$41,090				$11,113	(9)
Walnut Hill Plaza	King of Prussia, PA	150,573	53.6	25.0	37,643				—	(9)
Four Falls Corporate Center	Conshohocken, PA	253,985	78.3	25.0	63,496				13,017

									$24,130	(10)

Footnotes on following page.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA – CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail), but excludes 168 apartment units at 2121 Market Street.

(3)	Occupancy at stabilization is expected to be approximately 95%. Certain properties that have occupancy greater than 95% as of June 30, 2010, are not considered stabilized due to upcoming tenant vacancies not yet reflected. Certain properties that have occupancy less that 95% as of June 30, 2010, are considered stabilized as they were previously stabilized, and their return to stabilization is expected in the near term and/or we do not expect to incur significant capital expenditures to re-stabilize.

(4)	For properties currently stabilized, the estimated stabilized net operating income (NOI) represents the sum of i) the annual straight-line rent under existing leases which were in place as of June 30, 2010, calculated as if the leases began on June 30, 2010, and ii) estimated annual parking and other income for 2010, less estimated annual operating expenses for 2010 and adjusted for non-recurring items. For properties expected to become stabilized in future years, estimated stabilized NOI represents the sum of i) the annual straight-line rent under existing leases which will be in place in the year the properties are stabilized, calculated as if the leases began at the point of stabilization, ii) the annual expected market rent for the remaining space (up to the stabilized occupancy percentage), and iii) estimated annual parking and other income, less estimated annual operating expenses and adjusted for non-recurring items.

(5)	For properties currently stabilized, the estimated stabilized NOI – cash basis represents the sum of i) the annual cash rent under existing leases which were in place as of June 30, 2010, and ii) estimated annual parking and other income for 2010, less estimated annual operating expenses for 2010 and adjusted for non-recurring items. For properties expected to become stabilized in future years, estimated stabilized NOI – cash basis represents the sum of i) the annual cash rent under existing leases which will be in place in the year the properties are stabilized, ii) the annual expected market rent for the remaining space (up to 95% occupancy), and iii) estimated annual parking and other income, less estimated annual operating expenses and adjusted for non-recurring items.

(6)	Expected capital expenditures to complete stabilization represent capital expenditures, including tenant improvements and leasing commissions, expected to be spent to complete the stabilization of the property.

(7)	The square footage and occupancy information presented for 2121 Market Street represents the information for two retail/office tenants only; the estimated NOI for 2010 includes 168 residential units comprising 132,823 square feet.

(8)	Our Austin Portfolio bank term loan is secured by three of our Austin, Texas properties on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges. Our pro-rata share of the obligation is $7.4 million, which is reflected entirely on the Westech 360 I-IV line. See footnote 9 on page 22.

(9)	Oak Hill Plaza and Walnut Hill Plaza are co-borrowers under a loan agreement. The entire loan balance is included on the Oak Hill Plaza line.

(10)	Due to uncertainty regarding these matured loans currently in default, the stabilized net operating income and expected capital expenditures to complete stabilization data has been omitted. See footnote 13 on page 22 for further discussion regarding these loans.

Lease Expirations

The following table presents a summary of lease expirations for our portfolio for leases in place at June 30, 2010, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI Share of Consolidated and Unconsolidated Properties’ Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration	2010 Market Net Rent (1)
Vacant	705,070	16.6%	$—	$—	$20.34
2010	179,673	4.2	14.35	14.33	19.93
2011	120,041	2.8	15.69	16.34	19.52
2012	297,196	7.0	16.52	17.35	22.60
2013	490,535	11.6	17.54	19.56	23.24
2014	355,290	8.4	15.49	17.68	21.58
2015	535,488	12.6	13.97	17.74	22.80
2016	178,906	4.2	14.41	18.44	22.39
2017	310,547	7.3	14.75	21.80	22.49
2018	200,651	4.7	15.96	22.93	20.50
2019	84,352	2.0	17.59	25.75	22.25
Thereafter	783,891	18.6	11.59	21.06	22.92

Total/Weighted Average	4,241,640	100.0%	$14.67	$19.35	$21.97

(1)	Source: Torto Wheaton

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA – CONTINUED

($ in thousands except for average amounts)

Our Development Properties

						Actual /Projected Entitlements			TPGI Share as of June 30, 2010
	Location	TPGI Percentage Interest	Number of Acres		Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date	Average Cost Per Square Foot	Loan Balance
Pre-Development:
Campus El Segundo (1)	El Segundo, CA	100.0%	23.9		Office/ Retail/ R&D/ Hotel	1,675,000		Entitled	$55,542	$33.16	$17,000
MetroStudio@Lankershim (2)	Los Angeles, CA	NA	14.4		Office/ Production Facility	1,500,000		Pending	16,748	11.17	—
Four Points Centre	Austin, TX	100.0	252.5		Office/ Retail/ R&D/Hotel	1,680,000		Entitled	18,038	10.74	—
2100 JFK Boulevard	Philadelphia, PA	100.0	0.7		Office/ Retail/ R&D/ Hotel	366,000		Entitled	4,886	13.35	—
2500 City West land	Houston, TX	25.0	3.3	(3)	Office/ Retail/ Residential/ Hotel	500,000		Entitled	900	7.20	—
CityWestPlace land	Houston, TX	25.0	25.0		Office/ Retail/Residential	1,500,000		Entitled	5,336	14.23	—

						7,221,000			101,450	$16.64	17,000

Fee Services:
Universal Village (4)	Los Angeles, CA	NA	124.0		Residential/ Retail	180,000	2,937	Pending	—		—
Wilshire Grand (5)	Los Angeles, CA	NA	2.7		Office/ Retail/Residential/ Hotel	2,500,000	100	Pending	—		—

						9,901,000	3,037		$101,450		$17,000

Condominium Units Held for Sale:

					As of June 30, 2010
	Location	TPGI Percentage Interest		Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (7)	Total Square Feet Remaining To Be Sold	Average List Price Per Square Foot To Be Sold	Book Carrying Value	Loan Balance
Murano	Philadelphia, PA	73.0	%(6)	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units.	213	239,641	$516	89	112,199	$777	$58,051	$27,404

(1)	We have completed infrastructure improvements to our Campus El Segundo development site, including installing underground utilities, rough grading, and streetscape improvements. The first phase of development is anticipated to include a 225,000 square foot, six-story Class A office building and parking structure to be constructed on 2.7 acres, which we are currently marketing to prospective tenants. The number of acres and the costs incurred to date exclude approximately 2.2 acres currently under contract for sale with a third party. TPGI’s carrying value of the 2.2 acres is approximately $4.6 million.
(2)	We are currently entitling this property, targeting approximately 1.5 million square feet. The first phase of this transit-oriented development is planned to become a television production facility and office space, in accordance with the space needs of NBC Universal. We expect to enter into a long-term ground lease with the Los Angeles Metropolitan Transportation Authority (which owns the land) upon completion of entitlements.
(3)	The number of acres excludes approximately 3.0 acres currently under contract for sale with a third party. This parcel is not encumbered by any debt and has a carrying value of approximately $3.9 million, of which TPGI’s share is approximately $1.0 million.
(4)	We have been engaged by NBC Universal to entitle and master plan their Universal Studios Hollywood backlot on which we have a right of first offer (ROFO) to develop approximately 124 acres for residential and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. Upon successful completion of the entitlement process and our exercise of the ROFO, it is anticipated this project will be developed in phases over several years, subject to market conditions.
(5)	We have been engaged by Korean Air to entitle and master plan a 2.7 acre site in downtown Los Angeles for 2.5 million square feet of development that consists of office, hotel, residential and retail uses.
(6)	We have a $28.1 million preferred equity interest in Murano. Excluding the preferred equity interest, we hold a 73% interest in the property.
(7)	Of the 89 units remaining to sell as of June 30, 2010, 79 units are on high-rise floors with superior views. Subsequent to June 30, 2010, we sold four units, one of which has already closed.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA – CONTINUED

Our Managed Properties

Managed Properties	Location	Year Built Renovated	Rentable Square Feet	Percent Leased
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	98.5%
Pacific Financial Plaza	Newport Beach, CA	1982/1993	279,474	98.1
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0
1835 Market Street	Philadelphia, PA	1987	686,503	89.9
816 Congress (leasing only)	Austin, TX	1984	433,024	70.8

Total/Weighted Average			2,592,116	92.1%

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY

(in thousands)

	As of June 30, 2010					Loans Refinanced or Extended Subsequent to June 30, 2010
Mortgages and Other Loans	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2010 Maturity Date at End of Extension Options
Murano construction loan (1)	7.0%	$27,404	$27,404	7/31/2010	7/31/2010	9.5%	$27,404	$27,404	7/31/2011	7/31/2012
Brookhollow Central I, II, and III (2)	2.9	49,061	12,266	8/9/2010	8/9/2010	LIBOR + 2.6	37,000	9,250	7/21/2013	7/21/2015
San Felipe Plaza (3)	5.0	117,700	29,425	8/11/2010	8/11/2010	4.8	110,000	27,500	12/1/2018	12/1/2018
2500 City West (4)	5.0	84,132	21,033	8/11/2010	8/11/2010	5.5	65,000	16,250	12/5/2019	12/5/2019
City National Plaza:
Senior mortgage loan (5)	1.4	348,925	87,231	7/9/2010	7/9/2010	5.9	350,000	27,650	7/1/2020	7/1/2020
Mezzanine loans (6)	3.5	219,074	54,768	7/9/2010	7/9/2010		—	—

Subtotal - 2010 maturities		846,296	232,127				$589,404	$108,054

2011 Maturity Date at End of Extension Options
CityWestPlace - mortgage loan (Buildings III & IV)	1.6	92,400	23,100	7/1/2011	7/1/2011

Subtotal - 2011 maturities		92,400	23,100

2012 Maturity Date at End of Extension Options
Centerpointe I and II (7)	1.9	123,780	30,946	2/9/2011	2/9/2012
Research Park Plaza I and II (8)	1.7	51,500	3,219	6/9/2011	6/9/2012
Stonebridge Plaza II (8)	1.5	37,500	2,344	6/9/2011	6/9/2012

Subtotal - 2012 maturities		212,780	36,509

2013 Maturity Date at End of Extension Options
Two Commerce Square – mortgage loan	6.3	107,862	107,862	5/9/2013	5/9/2013

Subtotal - 2013 maturities		107,862	107,862

2014 and After Maturity Date at End of Extension Options
Austin Portfolio bank term loan (9)	3.3	117,733	7,358	6/1/2013	6/1/2014
Campus El Segundo mortgage loan (10)	4.1	17,000	17,000	7/31/2011	7/31/2014
Four Points Centre construction loan (11)	3.9	24,335	24,335	7/31/2012	7/31/2014
Reflections I	5.2	21,589	5,397	4/1/2015	4/1/2015
Reflections II	5.2	8,994	2,249	4/1/2015	4/1/2015
City National Plaza - note payable to former partner	5.8	19,758	4,940	7/1/2012	1/4/2016
One Commerce Square - mortgage loan	5.7	130,000	130,000	1/6/2016	1/6/2016
CityWestPlace - mortgage loan (Buildings I & II)	6.2	121,000	30,250	7/6/2016	7/6/2016
Fair Oaks Plaza	5.5	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.1	150,000	9,375	6/11/2017	6/11/2017
One Congress Plaza	6.1	128,000	8,001	6/11/2017	6/11/2017
300 West 6th Street	6.0	127,000	7,938	6/11/2017	6/11/2017
One American Center	6.0	120,000	7,500	6/11/2017	6/11/2017
San Jacinto Center	6.1	101,000	6,313	6/11/2017	6/11/2017
2121 Market Street (12)	6.1	18,336	9,168	8/1/2033	8/1/2033

Subtotal - 2014 and thereafter maturities		1,149,045	280,899

Total		$2,408,383	$680,497

Weighted average interest rate at June 30, 2010	4.4%
Loans on Properties Controlled by a Special Servicer
Four Falls Corporate Center (13)	5.3%	$52,067	$13,017	3/6/2010	3/6/2010
Oak Hill Plaza/ Walnut Hill Plaza (13)	5.3	44,452	11,113	3/6/2010	3/6/2010

Total - properties controlled by a special servicer		$96,519	$24,130

Footnotes on following page.

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY – CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)	This loan is nonrecourse to the Company, but the Company and its development partners jointly and severally guaranty the payment of interest on the loan during the term of the loan. On July 26, 2010, the loan agreement was modified and the loan maturity was extended to July 31, 2011 with two six-month extension options at our election subject to certain conditions. During the extension period, the interest rate was increased to the greater of 9.5% per annum or LIBOR plus 3.3%.

(2)	Subsequent to June 30, 2010, we entered into a new mortgage loan in the amount of $55.0 million. At closing, $37.0 million of the loan was funded, with an additional $3.0 million to be funded over three years and $15.0 million available for future funding of construction costs related to the redevelopment of Brookhollow Central I. The loan bears interest at LIBOR plus 2.6% and is for a three-year term plus two one-year extensions, subject to certain conditions, to mature upon final extension in July 2015.

(3)	Subsequent to June 30, 2010, we entered into a new mortgage loan in the amount of $110.0 million. The loan bears interest at a fixed rate of 4.8% and is for a term of 8.3 years, maturing in December 2018.

(4)	Subsequent to June 30, 2010, we entered into a new mortgage loan in the amount of $65.0 million. The loan bears interest at a fixed rate of 5.5% and is for a term of 9.3 years, maturing in December 2019.

(5)	On July 6, 2010, a new non-recourse first mortgage loan in the amount of $350.0 million was made jointly by Metropolitan Life Insurance Company and the New York State Teachers’ Retirement System with a subsidiary of TPG/CalSTRS that owns CNP. The loan bears interest at a fixed rate of 5.9% and is for a term of ten years, to mature on July 1, 2020.

(6)	During the first quarter 2010, CalSTRS, our partner in CNP, acquired all of the property’s mezzanine debt. On July 6, 2010, CalSTRS contributed this debt to the equity in TPG/CalSTRS, reducing the leverage on CNP by the full amount of the mezzanine loans. Solely with respect to the ownership interest of TPG/CalSTRS in CNP, CalSTRS’ percentage interest increased from 75.0% to 92.1% and TPG’s percentage interest decreased from 25.0% to 7.9%. We are in discussions with CalSTRS to obtain an option to participate in up to 25.0% of the additional percentage interest in CNP acquired by CalSTRS through TPG/CalSTRS.

(7)	The loan has a remaining one-year extension option at our election, subject to a debt service coverage ratio of 1:1.

(8)	The loan has a one-year extension option at our election.

(9)	We and our partners in the Austin Portfolio have committed to fund $60.0 million of senior priority financing, which is senior to the Austin Portfolio bank loan. $33.0 million of the $60.0 million commitment has been funded as of June 30, 2010, of which our share is $2.1 million, and is accounted for as equity.

(10)	The loan has three one-year extension options, subject to our compliance with certain covenants, with a final maturity date of July 31, 2014 if all extension options are exercised. The lender has the right to require payment of $2.5 million at the time of each extension. We have guaranteed this loan.

(11)	The loan has two one-year extension options at our election subject to certain conditions. We have provided a completion guaranty and have guaranteed a portion of the principal and interest payable. We have also provided collateral of approximately 62.4 acres of fully entitled unimproved land, which is adjacent to our Four Points Centre office buildings. We have committed to reduce the principal amount of the loan with a payment of $1.3 million due in December 2010. $9.7 million remains unfunded and available to be drawn to fund any remaining project costs.

(12)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

(13)	On March 6, 2010, an aggregate of $96.5 million in mortgage loans owed by subsidiaries of TPG/CalSTRS on unconsolidated properties at Four Falls Corporate Center, Oak Hill Plaza and Walnut Hill Plaza matured. The borrowers under these loans have not repaid these loans which are currently in default. These loans are non-recourse to the Company, and we do not anticipate making any equity contributions to support the repayment or refinancing of these loans. We are currently in discussions with the lenders to restructure the debt or facilitate a sale or other liquidation of these properties.

Thomas Properties Group, Inc.

Supplemental Financial Information

CAPITAL STRUCTURE

(in thousands, except share data)

The following is the capital structure of TPGI as of June 30, 2010:

Debt		Aggregate Principal
Mortgage and other secured loans		$306,601
Company share of unconsolidated debt		373,072
Company share of unconsolidated debt controlled by special servicer		24,130

Total combined debt		$703,803

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	35,394,894	$117,157
Operating partnership units (2)	14,098,887	46,667

Total common equity	49,493,781	$163,824

Total consolidated market capitalization		$470,425

Total combined market capitalization (3)		$867,627

(1)	Based on the closing price of $3.31 per share of TPGI common stock on June 30, 2010.
(2)	Includes outstanding operating partnership units not owned by TPGI and incentive units as of June 30, 2010.
(3)	Includes TPGI’s share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.

Supplemental Financial Information

OTHER INFORMATION

Principal Corporate Office

Thomas Properties Group, Inc.

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Phone: (213) 613-1900

Fax: (213) 633-4760

www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43023
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com

Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo Paul S. Rutter	Co-Chief Operating Officer and Director Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director